Exhibit 99.3

Can C-Pulse® Use Lead To Left Ventricular Recovery? Andrew Kao, M.D., F.A.C.C. Associate Professor of Medicine University of Missouri-Kansas City Transcatheter Cardiovascular Therapeutics San Francisco, CA October 29, 2013

Disclosures .Presentation based on data from single center experience (St. Luke’s Mid America Heart Institute, Kansas City, MO) - C-Pulse® feasibility study .Caution: C-Pulse® is an investigational device. This device is limited by federal (US) laws to investigational use only

Proposed Treatment Algorithm for Advanced HF Adapted from Stevenson LW et al. J Heart Lung Transplant 2009;28:535-541 Interagency Registry of Mechanically Assisted Circulatory Support OHT DT C-Pulse®  Profile Description 1. Critical cardiogenic shock 2. Progressive decline on inotropic support 3. Stable but inotrope dependent 4. Resting symptoms home on oral therapy 5. Exertion intolerant 6. Exertion limited 7. Advanced NYHA Class III symptoms

Advantages of C-Pulse® Therapy .Easy to manage – “On-Off” concept .Cardiac assist device, not life-sustaining .Extravascular device – no need for anticoagulation .May be performed via mini-thoracotomy – faster recovery period

C-Pulse® 1 Week

Likelihood of Ventricular Recovery 0 5 10 15 20 OHT VAD MAHI C-Pulse® Additional 33% partial recovery INtERMACS Quarterly Statistical Report 6/13

Tales of Recovery

Patient #1 .45 yo man with 10 year history of familial dilated cardiomyopathy .History of DVT/PE but intracranial hemorrhage from coumadin – thus not VAD candidate .Cannot walk more than a few feet .Prescribed oxygen by local MD .Hemoptysis due to pulmonary edema .Diffusely diaphoretic

Patient #1 .Echo LVEF 10% .8/10 Right heart cath – RA 7, PA 52/23/34, PCWP 14, CO/CI 4.1/1.7 .8/10 C-Pulse® implantation .Discharge postop day 4 .1 month visit – walked around air show 3- 4 hours! – NYHA I since then .6 month RHC – RA 10, PA 35/13/23, PCWP 13, CO/CI 5.9/2.7

Patient #1

- 9 months – asked for Cialis
- 1 year echo – LVEF 20%
- 2 year echo – LVEF 21%
- Preop – 140 mg Lasix a day
- 5 months postop to now – no Lasix
- 12/12 (28 months) – PIL explant
- Remains NYHA I

Saint Luke's Mid America Heart & Vascular Institute
SAINT LUKE'S HEALTH SYSTEM

Patient #1 C-Pulse® Usage 0 20 40 60 80 1 3 6 12 18 24 28 Months % Use

Patient #1 - Lessons .Patient clearly INTERMACS profile 4 at baseline .Hemodynamics significantly improved by 6 months (60% improvement in cardiac index) .No diuretic requirement since 5 months .“Cialis” at 9 months .11% usage at 1 year .Successful PIL explant 28 months

Patient #2 .36 yo with 10 year history of LBBB .Finally diagnosed with HF 3 years prior .Echo LVEF 21% .Effort limitation at 3 blocks .Too well for OHT .Peak VO2 19 ml/kg/min, 42% of predicted

Patient #2 .Recently completed second master’s degree .Wanted to do anything possible to regain quality of life and return to work force .NYHA class III .Intermacs profile 7 .C-Pulse® placement 4/12 .Postop fevers ? Pericarditis .Discharge POD 7 .Pre discharge echo EF 45%!

Patient #2 .Excellent compliance 75-85% .7/13 – PIL issue necessitated C-Pulse® off for 48 hours – no symptoms .8/13 Stable on C-Pulse® 1:1 – given stability, decreased to 1:2 .9/13 Stable on 1:2 – no symptoms - C-Pulse® turned off .10/13 Follow up echo pending – asymptomatic off C-Pulse®

Patient #2 Serial LVEFs 0 10 20 30 40 50 Pre 0.25 1 15 16 17 Months Off x 48 hrs 1:2 x 1 month

Patient #2 - Lessons .Patient clearly INTERMACS profile 7 at baseline – HF treated 3 yrs prior but probably present for 10 yrs .Significant sustained improvement of LVEF by 7 days postop .Gradual “wean” 1:1 to 1:2 without symptoms .Serial echos during weaning process showed no change of LVEF

Patient #3 .61 yo man s/p anterior STEMI 7/01 – LAD drug-eluting stent .Post MI LVEF 30% .LVEF 20% 2007 – ICD placement .2/10 – LLL nodule – biopsy non small cell, negative metastatic workup .LLLobectomy .Incidental finding of bronchoalveolar cell CA LUL s/p resection .No adjuvant therapy

Patient #3 .5/10 worsening HF .90 degree orthopnea .Worsened renal function with diuresis .Milrinone begun – immediate improvement .2 weaning attempts failed within hours – recurrent 90 degree orthopnea, oliguria, elevated creatinine .Home inotropes begun with stability .Patient is clearly INTERMACS profile 3

Patient #3

- Insurance would not pay for LVAD
- Right heart cath on milrinone – RA 8, PA 39/21/26, PCWP, CO/CI 4.3/2.2
- 8/10 C-Pulse® placement after 3 months of inotropic dependence
- Milrinone weaned off 2-3 hours postop after extubation
- 6 month RHC – RA 7, PA 47/25/31, PCWP 10, CO/CI 4.2/2.2

Saint Luke's Mid America Heart & Vascular Institute
SAINT LUKE'S HEALTH SYSTEM

Patient #3 .Currently NYHA II .Has not required inotropes .Several admissions for COPD only .Long smoking history .Lung resection .Patient felt well enough to “self-wean” soon after 30 day time point

Patient #3 C-Pulse® Usage 0 20 40 60 80 1 3 6 12 18 24 30 36 Months % Use

Patient #3 LVEF 0 10 20 30 40 0 3 12 30 36 Months LVEF (%)

Patient #3 - Lessons .Patient was clearly INTERMACS level 3 .C-Pulse® placement had same sustained hemodynamic effect as milrinone in this case .Decrease in C-Pulse® usage suggests improvement in cardiac function .C-Pulse® placement has helped him maintain HF stability for 3+ years

Conclusion .C-Pulse® implantation feasible via minimally invasive right thoracotomy .Weaning of C-Pulse® support feasible after varying duration of hemodynamic support, with the potential for PIL explantation .Further investigation will be necessary to confirm these single center observations

Patient Video